SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 21, 2003

                               RTG Ventures, INC.
                               ------------------
             (Exact name of registrant as specified in this charter)

FLORIDA                             333-85072               59-3666743
-------                             ---------               ----------
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation                    File Number)             Identification No.)

                              11800 28 Street North
                          St. Petersburg, Florida 33716
              (Address and Zip Code of Principal Executive Offices)

                    Issuer's Telephone Number: (727) 592-0146

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         On May 21, 2003 we entered into an Agreement for the Exchange of Common Stock with MJWC, a British Virgin Islands corporation, the result of which MJWC became our wholly-owned subsidiary. On the same day, we entered into an Asset Transfer Agreement with Brain Games Asia, Inc., a British Virgin Islands corporation, in which we acquired all of the assets of Brain Games Asia, Inc.

         Pursuant to the two Agreements, the Company will be issuing a total of 26,475,000 shares. At the closing of the transaction, the Company will have a total of 31,683,000 shares issued and outstanding shares. As a result of this transaction, the shareholders of Brain Games Asia, Inc., and MJWC control approximately 84% of the issued and outstanding shares of the Company's common stock, and Fraser International Holdings, Inc., a British Virgin Islands company, is the beneficial owner of approximately 65% of the outstanding common stock of the Company.

         In addition, effective June 6, 2003, Barrington J. Fludgate will be appointed as a member of our Board of Directors and our Chief Financial Officer. Below is information about Mr. Fludgate.

MR. BARRINGTON J. FLUDGATE, CHIEF FINANCIAL OFFICER, AGED 56

         Mr. Fludgate is Chief Executive Officer of XBorder Corporate Services Inc. (from 2003) a company that specialises in assisting non-US companies enter the US public market. Before joining XBorder Corporate Services Inc., Mr. Fludgate provided similar services through his own company Lancer Corporation. Prior to 1994 Mr. Fludgate has held the positions of Chairman, CEO and CFO to a NASDAQ company. Mr Fludgate has lectured on International Banking to European, US, Asia and Eastern European banks. Mr. Fludgate has considerable software experience being the designer of one of the world's largest installed banking systems. He holds a Masters degree in Business Administration from the City of London Business School.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On May 21, 2003 we entered into an Agreement for the Exchange of Common Stock with MJWC, a British Virgin Islands corporation, the result of which MJWC became our wholly-owned subsidiary. On the same day, we entered into an Asset Transfer Agreement with Brain Games Asia, Inc., a British Virgin Islands corporation, in which we acquired all of the assets of Brain Games Asia, Inc.

         MJWC has a contract with Chinese Sports Ministry to organize and promote the world Chinese Poker Championships until 2009. MJWC owns all the multimedia and Internet rights to the championships and the events leading up to it. MJWC also has contracts to organize and promote the world Mah Jong Championship until the games 2009. Because of these contracts MJWC has access to a database containing in excess of 30 million online players of the above games.

         Brain Games' sole asset is the rights to organize and promote the Chinese Chess championships.

ITEM 5. OTHER EVENTS.

         Effective May 22, 2003, the Company increased its authorized capital from 20,000,000 shares, $.001 par value to 50,000,000 shares, no par value.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a), (b) Financial Statements - The financial statements required under
Item 7 of Form 8-K are not included in this initial report on Form 8-K. The Company shall provide such financial statements by amendment within 60 days from the date that this initial Form 8-K is filed with the Securities and Exchange Commission.

         (c)      Exhibits

         2.1 Agreement for the Exchange of Common Stock by and among RTG Ventures, Fraser International Holdings, Inc, et al, dated May 21, 2003 (to be filed by amendment).
         2.2 Asset Transfer Agreement by and between Brain Games Asia, Inc. and RTG Ventures, Inc. dated May 21, 2003
                  (to be filed by amendment).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               RTG Ventures, Inc.
                                  (Registrant)


                                            By:/s/ Joseph Camillo
                                               ------------------------------
                                                 Joseph Camillo, President

Dated: June 5, 2003